UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of Principal Executive Offices) (Zip Code)
(216) 676-2000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events
On May 27, 2021, BCP IV GrafTech Holdings LP (the “Selling Stockholder”) completed the sale of 20,000,000 shares of the common stock, $0.01 par value per share (the “Common Stock”), of GrafTech International Ltd. (the “Company”) in an underwritten public offering (the “Offering”). Upon completion of the Offering, the Selling Stockholder beneficially owned approximately 24.3% of the outstanding Common Stock.

Pursuant to the Stockholder Rights Agreement (the “Stockholder Rights Agreement”), dated as of April 23, 2018, entered into by and between the Company and the Selling Stockholder, in the event that the Selling Stockholder does not own or control at least twenty-five percent (25%) of the outstanding Common Stock, the Selling Stockholder shall promptly cause all directors that the Selling Stockholder has a right to designate for nomination under the Stockholder Rights Agreement to promptly tender their resignations from the board of directors of the Company (the “Board”). The current Board members that are designated by the Selling Stockholder are Messrs. Turcotte, Gregory, and Dutton (collectively, the “Designated Directors”). The Board (excluding the Designated Directors) shall have the right, but not the obligation, to accept the Designated Directors’ resignations. If the Board (excluding the Designated Directors) votes to accept such resignations, the Designated Directors shall cease to be members of the Board. If the Board (excluding the Designated Directors) votes not to accept such resignations, the Designated Directors shall continue to serve as members of the Board until the next annual meeting of the Company’s stockholders, regardless of the time remaining in their respective terms of office.

In accordance with the Stockholder Rights Agreement, after the consummation of the Offering, Messrs. Turcotte, Gregory and Dutton promptly tendered their resignations from the Board with the effectiveness of such resignations conditioned upon the Board’s (excluding the Designated Directors) acceptance thereof. In determining whether to accept or decline the Designated Directors’ tendered resignations, the Board (excluding the Designated Directors) considered, among other things, a number of factors relative to the best interests of the Company and its stockholders, including an orderly Board succession process. After consideration and discussion, the Board (excluding the Designated Directors) determined that not accepting the resignations of the Designated Directors would be in the best interests of the Company and its stockholders. The Board (excluding the Designated Directors) unanimously voted on June 1, 2021 to decline each of the Designated Directors’ offer of resignation. Accordingly, each of the Designated Directors will continue to serve as members of the Board until the next annual meeting of the Company’s stockholders, subject to their earlier retirement, resignation, or removal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	June 1, 2021	By:	/s/ Quinn J. Coburn
Quinn J. Coburn
Chief Financial Officer, Vice President Finance and Treasurer